UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland	NA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 23, 2007, the Financial Industry Regulatory Authority (“FINRA”) cleared the request of GLB Trading, Inc. for an unpriced quotation of the Registrant’s common stock on the OTC Bulletin Board. The Registrant (“Mymetics”) had requested that GLB Trading, Inc. file a Form 211 with FINRA to be authorized again for quotation on the OTC Bulletin Board. Mymetics, which had been quoted on the OTC Bulletin Board, was trading on the Pink Sheets after failing to timely file its Form 10-Q for September 30, 2005 as a result of choosing to spend its limited financial resources at that time on critical funding for its research and development activities rather than for its independent accounting services necessary for timely completion of its Form 10-Q. Mymetics has timely filed all its periodic reports since missing the 10-Q filing deadline in November 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2007	MYMETICS CORPORATION

	By:	/s/ Christian Rochet

Christian Rochet Chief Executive Officer